SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

99 Cent Stuff, Inc.

(Exact name of the Registrant as specified in its charter)

Florida

77-0398908

(State of incorporation or organization)

(I.R.S. Employer Identification No.)

1801 Clint Moore Road, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ x ]

Securities Act registration statement file number to which this form relates, if applicable: 333-108517

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class

Name of Each Exchange on Which

to be so Registered

Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Warrants Expiring December 31, 2006

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant incorporates by reference herein the description of the Registrant’s Warrants, appearing under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-108517), as declared effective by the Securities and Exchange Commission on November 26, 2003.

Item 2. Exhibits.

The following exhibits are filed herewith:

3.4	Articles of Incorporation (filed as Exhibit 3.4 to the Registration Statement and incorporated herein by reference)
4.2	Warrant Agreement, including form of warrant Registrant (filed as Exhibit 4.2 to the Registration Statement and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

99 CENT STUFF, INC.

By:	/s/ RAYMOND ZIMMERMAN
Raymond Zimmerman, Chairman of the Board and Chief Executive Officer